LOCK-UP AGREEMENT

This Lock-Up Agreement, dated as of February __, 2010 (this “Agreement”), is made and entered into by and between Compliance Systems Corporation, a Nevada corporation (the “Compliance”), and _________________ [a natural person] [each a natural person] [a ____________corporation] [a ________limited partnership] [a _________limited liability company] [a trust organized under the laws of ________] [a foundation organized under the laws of _____________] (the “Shareholder”).

WHEREAS, Compliance, CSC/Execuserve Acquisition Corp., a Virginia corporation and wholly-owned subsidiary of Compliance (“Sub”), and Execuserve Corp., a Virginia corporation (“Execuserve”), are parties to that certain Agreement and Plan of Merger, dated as of February 5, 2010 (the “Merger Agreement”), pursuant to which Sub merged with and into Execuserve (the “Merger”);

[NOTE: THE FOLLOWING WHEREAS CLAUSES TO BE USED IN LOCK-UP AGREEMENTS WITH CONVERSION DEBT HOLDERS]

WHEREAS, the Shareholder was the holder of certain debt of Execuserve, in the principal amount of $__________ as of the effective time of the Merger (the “Shareholder Debt”), which Shareholder Debt (principal and interest) Shareholder agreed to exchange (the “Exchange”) for _______ shares (the “Shares”) of the common stock, par value $0.001 per share (the “Compliance Common Stock”) of Compliance, such exchange to occur simultaneously with the effective time of the Merger;

WHEREAS, the Shares are evidenced by certificate number _____ (the “Compliance Share Certificate”); and

WHEREAS, as conditions precedent (the “Conditions Precedent”) to Compliance’s obligations to consummate the Merger and other transactions contemplated by the Merger Agreement, the holders of certain debt of Execuserve, including the Shareholder Debt, were required to agree to exchange such debt for shares of Compliance Common Stock and further agree to certain restrictions (the “Lock-Up Restrictions”) on the transferability of such shares, including the Shares;

WHEREAS, Compliance would not have entered into the Merger Agreement nor consummated the Merger if the Conditions Precedent were not required and satisfied;

[NOTE: THE FOLLOWING WHEREAS CLAUSES TO BE USED IN LOCK-UP AGREEMENTS WITH EXECUSERVE STOCKHOLDERS]

WHEREAS, the Shareholder was a shareholder of Execuserve who is entitled to receive _______ shares (the “Shares”) of the common stock, par value $0.001 per share (the “Compliance Common Stock”) of Compliance, in exchange (the “Exchange”) for the Shareholder’s Execuserve stock as a result of the Merger;

WHEREAS, the Shares are evidenced by certificate number _____ (the “Compliance Share Certificate”); and

WHEREAS, the Merger Agreement requires that, in connection with the Exchange, each former shareholder of Execuserve, including the Shareholder,  agree to certain restrictions (the “Lock-Up Restrictions”) on the transferability of shares of Compliance Common Stock, including the Shares, that such shareholder is to receive in connection with the Merger;

WHEREAS, Compliance would not have entered into the Merger Agreement nor consummated the Merger if the Lock-Up Restrictions were not required and satisfied;

NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound by this Agreement, agree as follows:

1.           Restriction on Transfer of Shares.  Unless a written waiver is given by the affirmative vote of a majority of the members of the board of directors of the Company, the Shareholder shall not transfer, sell, assign or convey, or offer or agree to transfer, sell, assign or convey (in each instance, a “Transfer”), any of the Shares subject to the ability to transfer such Shares in the following amounts and during the following periods:

(a)
a number of Shares that cannot exceed 25% of the aggregate number of Shares may be Transferred on or after the date that is 6 months after the Effective Time (as such term is defined in the Merger Agreement);

(b)	an additional number of Shares that cannot exceed 25% of the aggregate number of Shares may be Transferred on or after the date that is 12 months after the Effective Time;
(c)	an additional number of Shares that cannot exceed 25% of the aggregate number of Shares may be Transferred on or after the date that is 18 months after the Effective Time; and
(d)	the balance of the Shares may be Transferred on or after the date that is 24 months after the Effective Time.

2.           Notation of Shares.

(a)           With respect to the Lock-Up Restrictions, the Share Certificate, and every other stock certificate evidencing any of the Shares, shall contain the following notation:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A LOCK-UP AGREEMENT, DATED AS OF FEBRUARY ___, 2010.  THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH SUCH AGREEMENT AND IN ACCORDANCE WITH OTHER APPLICABLE SECURITIES LAWS.  A COPY OF SUCH AGREEMENT IS ON FILE AT THE CORPORATION’S PRINCIPAL OFFICE.”

(b)           Shareholder acknowledges that (i) the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or under the “blue sky” or securities laws of any state and (ii) as a result of such lack of registration, the Shares may not be resold or otherwise transferred or disposed without registration pursuant to or an exemption therefrom available under the Securities Act and such state securities laws.  As a result of such lack of registration and restriction on transferability of the Shares, the Share Certificate, and every other stock certificate evidencing any of the Shares, shall contain the following additional notation:

“THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THESE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SHARES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.”

3.           Remedies.  The Shareholder acknowledges and agrees that the Company could not be made whole by monetary damages in the event of any default by the Shareholder of the terms and conditions set forth in this Agreement.  It is accordingly agreed and understood that the Company (including its subsidiaries and affiliated entities), in addition to any other remedy which each may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States, or in any other court that has appropriate jurisdiction.

4.           Term.  The covenants and obligations contained in this Agreement shall expire and be of no further force and/or effect on the date that is two years after the Effective Time.

5.           Amendment and Modification.  This Agreement may not be changed, modified or rescinded orally.  Any change, modification or rescission need be in writing, signed by the party against whom enforcement of any change, modification or rescission is sought.

6.           Entire Agreement.  This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the Shares; provided, however, that this Agreement shall in no way limit the enforceability or effectiveness of any of the terms and/or provisions contained in the Agreement.

7.           Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

8.           Governing Law; Jurisdiction.  This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts to be made and performed entirely therein without giving effect to the principles of conflicts of law thereof or of any other jurisdiction.  Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of any United States federal court located in the Eastern District of the State of New York or any New York state court located in Nassau County, New York in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts referred to in clause (a) of this section 10, provided, however, that each of the parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by any of such courts in any other court or jurisdiction.

9.           Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.  Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective permitted successors and assigns.

10.         Headings.  Headings of the sections of this Agreement are for convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

11.         Waiver.  Except as otherwise provided in this Agreement, any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

Compliance:	Shareholder:
Compliance Systems Corporation

By:	By:
Dean R. Garfinkel, President